Exhibit 99.1

Contact:
Crescendo Communications, LLC
David Waldman or Klea Theoharis
Tel: (212) 671-1020
Email: newn@crescendo-ir.com

New Energy Systems Group Appoints Prominent Industry Veteran and Anytone Co-Founder Weihe Yu As Chairman of the Board

New York and Shenzhen – December 10, 2009 – New Energy Systems Group (OTCBB: NEWN), a manufacturer and distributor of battery components in China, today announced that it has appointed Weihe Yu as Chairman of the Board.  Mr. Yu is one of the founders of Shenzhen Anytone Technology Co., Ltd., a high tech, integrated research, manufacturing and marketing company for lithium batteries that was acquired by New Energy Systems Group earlier this month.

Mr. Weihe Yu has spent his career in the industrial sector where he has demonstrated his ability to maximize performance, streamline costs and increase sales.  Most recently, he was one of the founders and the general manager of Shenzhen Anytone Technology Co., Ltd.   After only three years the company became a leader in the mobile power industry with many patents and core technologies.  Under his management, Anytone has become a highly recognized brand, and the company’s revenue has grown more than 100% annually over the past four years.  Prior to Anytone, Mr. Yu was general manager of Shenzhen Four Images Industrial Co., Ltd. whose business is to create protection circuits for lithium ion batteries.   During his tenure there, the company’s proprietary products were at the forefront of the industry and widely used by the largest customers of lithium ion batteries.  From 1998 to 2000, Mr. Yu served in key management positions at the Yangxin Aluminum Alloy Wheel Co., Ltd, an automobile alloy wheel manufacturer.  In his role there, he created a comprehensive marketing management and performance appraisal system that greatly enhanced the performance of the company.   Mr. Yu graduated from the Huangshi Institute of Technology in Hubei Province in 1998.

Mr. Fushun Li, Chief Executive Officer, commented, “With his extensive background and knowledge of our product offerings, Mr. Yu is an excellent choice for Chairman of our Board of Directors.  His expertise in branding, marketing, sales and product performance in the industrial sector and lithium batteries, in particular, place him at an excellent vantage point to help guide our business operations and growth.  We look forward to his contribution to New Energy in the coming months and years.”

Mr. Weihe Yu stated, “Taking on the role of Chairman of the Board after New Energy’s merger with Anytone is an exciting development and I look forward to working with Mr. Fushun Li and the rest of the team to maximize shareholder value.  Management has done a great job of bringing the company from a manufacturer of battery caps and shells to a fully integrated provider of complete batteries for end user products.  Manufacturing the batteries and related accessories in an integrated environment will help propel our growth and margin expansion.”

About New Energy Systems Group

New Energy Systems Group is a leading manufacturer and distributor of lithium ion batteries.  The company assembles and distributes finished batteries through its sales network and channel partners.  The company also sells high-quality lithium-ion battery shell and cap products to major lithium-ion battery cell manufacturers in China. The company’s products are used to power mobile phones, MP3 players, laptops, digital cameras, PDAs, camera recorders and other consumer electronic digital devices.  Additional information about the company is available at www.newenergysystemsgroup.com.

Forward Looking Statements

Except for the historical information, the matters discussed in this news release may contain forward-looking statements, including, but not limited to, factors relating to future sales. These forward-looking statements may involve a number of risks and uncertainties. Actual results may differ materially based on a number of factors, including, but not limited to, uncertainties in product demand, risks related to doing business in China, the impact of competitive products and pricing, changing economic conditions around the world, release and sales of new products and other risk factors detailed in the Company's most recent annual report and other filings with the Securities and Exchange Commission.